EXHIBIT 10.36

AMENDMENT NO. 1

AMENDMENT NO. 1, dated as of March 16, 2008 (this “Amendment”) to the Revolving Credit Agreement, dated as of October 24, 2006 (the “Credit Agreement”), among The PMI Group, Inc., a Delaware corporation (the “Borrower”), the lenders referred to therein (the “Lenders”) and Bank of America, N.A., as Administrative Agent (in such capacity, together with any successor in such capacity, the “Administrative Agent”).

INTRODUCTORY STATEMENTS

All capitalized terms not otherwise defined in this Amendment are used herein as defined in the Credit Agreement.

The Borrower has requested that the Lenders agree to amend the Credit Agreement as hereinafter set forth.

Subject to the terms and conditions hereof, the Lenders signatory to this Amendment are willing to agree to such amendment, but only upon the terms and conditions set forth herein.

In consideration of the mutual agreements contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Credit Agreement.

(A) The definition of “Adjusted Consolidated Net Worth” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Adjusted Consolidated Net Worth’ means Consolidated Net Worth, as adjusted to exclude (i) to the extent included in the calculation of Consolidated Net Worth, the net mark-to-market unrealized losses and gains on all Swap Contracts entered into by Ram Re Company, FGIC Company or PMI Europe and (ii) in connection with the sale of PMI Australia, PMI Guaranty Co., CMG Company or PMI Europe, in each instance, the amount of the loss determined in accordance with GAAP realized in connection with such sale, provided that the amount of such loss excluded in determining Adjusted Consolidated Net Worth shall not exceed 20% of the book value of the sold entity immediately prior to the recognition of such loss.”

(B) The definition of “Aggregate Commitment” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Aggregate Commitment’ means the Commitment of all the Lenders. As of the Amendment No. 1 Effective Date, the Aggregate Commitment is $300,000,000, which amount is subject to reduction in accordance with Section 2.04.”

(C) The definition of “Applicable Facility Fee Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Applicable Facility Fee Rate’ means, from time to time, the percentages per annum based upon the Debt Rating set forth below:

Pricing Level	Debt Rating - S&P/Moody’s	Applicable Facility Fee Rate
1	A-/A3 or higher	0.25%
2	BBB+/Baa1 and BBB/Baa2	0.35%
3	Below BBB/Baa2	0.50%

In the event that the Borrower receives Debt Ratings from S&P and Moody’s that are not equivalent, the Applicable Facility Fee Rate shall be determined based on the lower of the two Debt Ratings. On the Amendment No. 1 Effective Date, the Applicable Facility Fee Rate shall be based upon the Debt Rating corresponding to Pricing Level 1. Thereafter, each change in the Applicable Facility Fee Rate shall be effective on the effective date of a publicly announced change in the Debt Rating.”

(D) The definition of “Applicable Margin” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Applicable Margin’ means, from time to time, the percentages per annum based upon the Debt Rating set forth below:

Pricing Level	Debt Rating - S&P/Moody’s	Applicable Margin for Base Rate Loans	Applicable Margin for Eurodollar Rate Loans
1	A-/A3 or higher	1.00%	2.00%
2	BBB+/Baa1 and BBB/Baa2	1.40%	2.40%
3	Below BBB/Baa2	1.75%	2.75%

In the event that the Borrower receives Debt Ratings from S&P and Moody’s that are not equivalent, the Applicable Margin shall be determined based on the lower of the two Debt Ratings. On the Amendment No. 1 Effective Date, the Applicable Margin shall be based upon the Debt Rating corresponding to Pricing Level 1. Thereafter, each change in the Applicable Margin shall be effective on the effective date of a publicly announced change in the Debt Rating.”

(E) The definition of “Increase Effective Date” appearing in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(F) The definition of “Indebtedness” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the parenthetical “(other than Swap Contracts that are designated by such Person as hedges in accordance with GAAP)” appearing in clause (c) thereof.

(G) The definition of “Insurance Subsidiary” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Insurance Subsidiary’ means any Subsidiary of the Borrower that is regulated as an insurer or insurance company by any Governmental Authority.”

(H) The definition of “Lien” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the proviso appearing therein and replacing it with the following:

“provided, however, that “Lien” shall not include (a) any reserve established in respect of insurance obligations on the books of the Borrower or any of its Subsidiaries (provided that such reserve shall not create any preferential claim or priority on any asset of such Person), (b) any reserve established in respect of any Swap Contract that is designated as a hedge in accordance with GAAP on the books of the Borrower or any of its Subsidiaries (provided that such reserve shall not create any preferential claim or priority on any asset of such Person), (c) any preferential claim or priority on any asset of any insurance company Subsidiary granted or established under applicable insurance laws and (d) liens that may be created or deemed to exist pursuant to an ISDA credit support annex entered into as credit support for any Swap Contract permitted under the terms of this Agreement.”

(I) The definition of “Loan Documents” appearing in Section 1.01 of the Credit Agreement is hereby amended by adding the words “and each Security Document” at the end thereof immediately before the period.

(J) The definition of “Loan Notice” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Loan Notice’ means a written notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other or (c) a continuation of Eurodollar Rate Loans, pursuant to Subsection 2.02(a), which shall be in substantially the form of Exhibit A.”

(K) The definition of “Obligations” appearing in Section 1.01 of the Credit Agreement is hereby amended by (i) adding “(a)” immediately following the word “means” in the first line thereof and (ii) by deleting the “.” at the end of such definition and replacing it with the following:

“and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.”

(L) The following definitions are hereby added to Section 1.01 of the Credit Agreement in the correct alphabetical order:

‘ACH Transactions’ means any cash management or related services including the automatic clearing house transfer of funds by any Lender or any Affiliate of any Lender for the account of the Borrower or any of its Affiliates pursuant to agreement or overdrafts.

‘Additional Collateral Delivery Date’ means the date on which the Administrative Agent has received a fully executed copy of (i) the Bank Facility Pledge Agreement, together with the original certificates representing or evidencing the Capital Stock of each of the Additional Pledged Entities owned by the Borrower, accompanied by stock powers (in form and substance satisfactory to the Administrative Agent and the Required Lenders in their sole and absolute discretion) duly executed in blank and (ii) the written opinions of Sullivan & Cromwell LLP, and internal and/or local counsel to the Borrower, as applicable, in each case addressed to the Administrative Agent, the L/C Issuer and the Lenders, which opinions shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders in their sole and absolute discretion.

‘Additional Pledged Entities’ means, collectively, the following Subsidiaries of the Borrower: (i) PMI Insurance Co., (ii) PMI Reinsurance Co., (iii) Residential Insurance Co. and (iv) PMI Mortgage Guaranty Co.

‘Amendment No. 1’ means Amendment No. 1, dated as of March 16, 2008, to this Agreement.

‘Amendment No. 1 Effective Date’ has the meaning specified in Section 5 of Amendment No. 1.

‘Bank Facility Pledge Agreement’ means a pledge agreement, in form and substance satisfactory to the Administrative Agent and the Required Lenders in their sole and absolute discretion, to be entered into between the Borrower and the Administrative Agent, pursuant to which the Borrower will grant in favor of the Administrative Agent (for the benefit of the Bank Facility Secured Parties) a first priority Lien in all of its rights, title and interest in and to the Capital Stock of each of the Additional Pledged Entities and related collateral described therein, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

‘Bank Facility Secured Parties’ means, collectively, the Administrative Agent, each of the Lenders and any Affiliate of a Lender that enters into or provides Bank Products to the Borrower.

‘Bank Products’ means any one or more of the following types of services or facilities extended to the Borrower or any of its Affiliates by any Lender or any Affiliate of any Lender: (i) credit cards; (ii) ACH Transactions; and (iii) cash management, including controlled disbursement services and any bank account maintained by the Borrower or any of its Affiliates with any Lender.

‘Capital Stock’ means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests, limited liability company interests or other equity interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

‘Collateral’ means any and all “Collateral” as defined in any applicable Security Document, and all other property of whatever kind and nature pledged as collateral under any Security Document.

‘Collateral Agency Agreement’ means a collateral agency agreement, in form and substance satisfactory to the Administrative Agent and the Required Lenders in their sole and absolute discretion, to be entered into among the Collateral Agent, the Administrative Agent, the Senior Notes Trustee and the Borrower that, among other things, will provide for the appointment of the Collateral Agent and set forth its rights and duties with respect thereto, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

‘Collateral Agent’ means any collateral agent for the Secured Parties.

‘Collateral Release Trigger’ means the occurrence of two (2) consecutive fiscal quarters of the Borrower ending on or after June 30, 2008 in which the Operating Income of each of the Borrower and PMI Insurance for each such fiscal quarter is greater than $0.

‘Derivatives Use Plan’ means the Derivatives Use Plan as in effect on the Amendment No. 1 Effective Date and attached as Schedule 1.01C hereto, as the same may be amended from time to time with the approval of the board of directors of the Borrower.

‘European Subsidiary’ means, with respect to any Person, any direct or indirect Subsidiary of such Person formed or having its principal place of business in any country in Europe.

‘Forecasts’ has the meaning given to such term in Section 6.01(e).

‘Foreign Subsidiary’ means, with respect to any Person, any direct or indirect Subsidiary of such Person which is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

‘GSE Authorized’ has the meaning specified in Section 4.02(d).

‘Hybrid Securities’ means, at any time, trust preferred securities, deferrable interest subordinated debt securities, perpetual debt securities, mandatory convertible debt or other hybrid securities issued by the Borrower that (i) are accorded equity treatment by S&P and (ii) by their terms (or by the terms of any security into which they are convertible for or which they are exchangeable) or upon the happening of any event or otherwise, do not mature or are not mandatorily redeemable or are not subject to any mandatory repurchase requirement, at any time on or prior to the date which is six months after the Maturity Date, unless such repayment, repurchase or redemption may be satisfied through the issuance or delivery of Capital Stock or other Hybrid Securities.

‘Initial Forecasts’ has the meaning specified in Section 2(F) of Amendment No. 1.

‘Investment’ has the meaning specified in Section 7.07.

‘Net Debt Proceeds’ means, with respect to any incurrence, sale or issuance after the Amendment No. 1 Effective Date by the Borrower or any of its Subsidiaries (excluding any Insurance Subsidiary) of any Indebtedness of the type described in clause (a) of the definition of Indebtedness, (a) the gross cash proceeds actually received by the Borrower or such Subsidiary from such incurrence, sale or issuance, minus (b) all reasonable and customary commissions, fees, costs and other expenses actually incurred in connection with such incurrence, sale or issuance which have not been paid to Affiliates of the Borrower in connection therewith, and minus (c) the amount of such proceeds received by the Borrower from a Subsidiary, or received by a Subsidiary from another Subsidiary or the Borrower.

‘Net Equity Proceeds’ means, with respect to any sale or issuance after the Amendment No. 1 Effective Date by the Borrower or any of its Subsidiaries (excluding any Insurance Subsidiary) to any Person of any of its Capital Stock or the exercise by any Person of any warrants or options in respect of Capital Stock of the Borrower or any of its Subsidiaries (excluding any Insurance Subsidiaries), excluding options and equity grants made pursuant to the Borrower’s Employee Stock Purchase Plan and any other comparable employee benefit plan, and options and equity grants made to employees, officers and directors, (a) the gross cash proceeds received by the Borrower or such Subsidiary from such sale, exercise or issuance, minus (b) all reasonable and customary commissions, fees, costs and other expenses actually incurred in connection with such sale, exercise or issuance which have not been paid to Affiliates of the Borrower in connection therewith, and minus (c) the amount of such proceeds received by the Borrower from a Subsidiary, or received by a Subsidiary from another Subsidiary or the Borrower.

‘Operating Income’ means, with respect to the Borrower and its consolidated Subsidiaries for any fiscal quarter, the difference between (i) the sum of (A) Premiums Earned during such fiscal quarter, plus (B) Net Investment Income during such fiscal quarter, minus (ii) the sum of (A) Losses & Loss Adjustment Expenses during such fiscal quarter, plus (B) Amortization of Deferred Policy Acquisition Costs during such fiscal quarter, plus (C) Other Underwriting and Operating Expenses during such fiscal quarter, plus (D) Interest Expense during such fiscal quarter. For purposes of this definition, with respect to each fiscal quarter of the Borrower and its Subsidiaries, “Premiums Earned”, “Net Investment Income”, “Losses & Loss Adjustment Expenses”, “Amortization of Deferred Policy Acquisition Costs”, “Other Underwriting and Operating Expenses” and “Interest Expense” shall be the amount of such items reflected on a consolidated income statement of the Borrower and its Subsidiaries as of the last day of such fiscal quarter prepared in accordance with GAAP.

‘Permitted Acquisitions’ means an acquisition by the Borrower or any Material Subsidiary, whether by purchase, merger or otherwise, of all of the Capital Stock of, or all or substantially all of the assets of, or a business line, unit, office or division of, any Person, provided that no such acquisition shall constitute a Permitted Acquisition unless it satisfies each of the following conditions:

(a) immediately prior to such acquisition, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(b) the sum of all amounts paid in connection with such acquisition, together with all amounts paid in connection with all other Permitted Acquisitions consummated during the same fiscal year of the Borrower in which such acquisition is being consummated, shall not exceed $1,000,000 in the aggregate.

‘Permitted Investments’ means without duplication:

(a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or any member state of the European Union (as it exists on the date hereof) or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States or such member state of the European Union, in each case maturing within one year from the date of acquisition thereof;

(b) marketable direct obligations issued by any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of equal to at least the second highest rating from S&P or Moody’s;

(c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of equal to at least the second highest rating from S&P or Moody’s;

(d) demand deposit accounts, time deposits, demand deposits, domestic or Eurodollar certificates of deposit, Eurodollar time deposits, time deposit accounts, term deposit accounts or bankers’ acceptances maturing within one year from the date of acquisition thereof or overnight bank deposits, in each case, issued by any bank organized under the laws of any member state of the European Union (as it exists on the date hereof), the United States or any State of the United States or the District of Columbia or any foreign branch of any such bank or any branch of a foreign bank located in the United States or any member state of the European Union (as it exists on the date hereof) having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million;

(e) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above;

(f) Investments in money market or mutual funds which invest substantially all their assets in either (x) securities of the types described in clauses (a) through (e) above or (y) Securities which constitute “Eligible Securities” (as defined in Rule 2a-7(a) promulgated under the Investment Company Act of 1940, as such rule is in effect on the date hereof); and

(g) in the case of any Foreign Subsidiary of the Borrower or Foreign Subsidiary of PMI Mortgage Investment Co., (x) marketable direct obligations issued by, or unconditionally guaranteed by, the sovereign nation in which such Foreign Subsidiary is organized and is conducting business, or issued by any agency thereof and backed by the full faith and credit of such sovereign nation, and in each case maturing within one year from the date of acquisition thereof; and (y) demand deposit accounts, time deposits, demand deposits, domestic or Eurodollar certificates of deposit, Eurodollar time deposits, time deposit accounts, term deposit accounts or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the sovereign nation in which such Foreign Subsidiary is organized and is conducting business, and having at the date of acquisition thereof combined capital and surplus of not less than U.S.$1,000,000,000.

‘Permitted Liens’ shall have the meaning assigned to such term in Section 7.01.

‘PMI Australia’ means PMI Mortgage Insurance Ltd.

‘PMI Europe’ means PMI Europe Holdings Limited and any of its subsidiaries.

‘PMI Insurance’ means PMI Mortgage Insurance Co.

‘Primary Regulator’ shall have the meaning assigned to such term in Section 6.03(e).

‘Restricted Payment’ means with respect to any Person (a) any direct or indirect dividend or other distribution on account of any Capital Stock of the Borrower or any of its Subsidiaries, except a dividend or distribution payable solely in shares of that class of Capital Stock or any junior class of stock to the holders of that class of Capital Stock and (b) redemption, retirement or sinking fund or similar payment, purchase or other acquisition, cancellation or termination of any Capital Stock of the Borrower or any of its Subsidiaries.

‘Secured Parties’ shall have the meaning given to such term in the Collateral Agency Agreement.

‘Securities’ has the meaning ascribed to such term in the UCC.

‘Security Documents’ means, collectively, the Bank Facility Pledge Agreement, the Shared Collateral Pledge Agreement, the Collateral Agency Agreement and any other agreement pursuant to which the Administrative Agent (or the Collateral Agent on behalf of the Secured Parties) has been granted a Lien to secure any or all of the Obligations.

‘Senior Notes’ means, collectively, (i) the 6% Senior Notes due 2016 of the Borrower issued under the Senior Notes Indenture, (ii) the 6.625% Senior Notes due 2036 of the Borrower issued under the Senior Notes Indenture, (iii) the 5.568% Senior Notes due 2008 of the Borrower issued under the Senior Notes Indenture, and (iv) any other series of notes issued by the Borrower under the Senior Notes Indenture.

‘Senior Notes Indenture’ means the Indenture, dated as of November 3, 2003, between the Borrower and the Senior Notes Trustee, pursuant to which the Senior Notes were issued, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

‘Senior Notes Trustee’ means The Bank of New York, as trustee under the Senior Notes Indenture, together with any of its successors and assigns in such capacity.

‘Senior Officer’ means, with respect to any Person, the chief executive officer, president, chief financial officer or other senior financial officer of such Person.

‘Shared Collateral Delivery Date’ means the date on which all of the following have occurred: (a) the items described in clauses (a) and (b) of the definition of

“Shared Collateral Items” shall have become effective according to their terms and the Administrative Agent shall have received written notice of such effectiveness from the Collateral Agent, (b) the items described in clause (c) of the definition of “Shared Collateral Items” shall have been received by the Administrative Agent and (c) the items described in clause (d) of the definition of “Shared Collateral Items” shall have been received by the Collateral Agent and the Administrative Agent shall have received written notice of receipt thereof from the Collateral Agent.

‘Shared Collateral Items’ means (a) the Shared Collateral Pledge Agreement, which shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders in their sole and absolute discretion, (b) the Collateral Agency Agreement and each of the documents required to be executed, delivered or otherwise provided in connection therewith, which documents shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders in their sole and absolute discretion, (c) the written opinions of Sullivan & Cromwell LLP (or such other external counsel satisfactory to the Administrative Agent and the Required Lenders), and internal and/or local counsel to the Borrower, as applicable, in each case addressed to the Administrative Agent, the L/C Issuer and the Lenders, which opinions shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders in their sole and absolute discretion and (d) original certificates representing or evidencing the Capital Stock of PMI Insurance owned by the Borrower, accompanied by stock powers, in form and substance satisfactory to the Administrative Agent and the Required Lenders in their sole and absolute discretion, that are duly executed in blank.

‘Shared Collateral Pledge Agreement’ means a pledge agreement, in form and substance satisfactory to the Administrative Agent and the Required Lenders in their sole and absolute discretion, to be entered into between the Borrower and the Collateral Agent, pursuant to which the Borrower will grant a first priority Lien on all of its right, title and interest in and to the Capital Stock of PMI Insurance and related collateral described therein in favor of the Collateral Agent (for the benefit of the Secured Parties), as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

‘Total Capitalization’ means, as of any date of determination, without duplication, the sum of (a) total shareholders’ equity plus (b) Total Debt, in each case as reflected on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the most recently completed fiscal quarter prepared in accordance with GAAP and as provided in Section 7.06.

‘Total Debt’ means, as of any date of determination, the aggregate amount of all Indebtedness of the Borrower and its Subsidiaries that would be reflected as such on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the most recently completed fiscal quarter prepared in accordance with GAAP and as provided in Section 7.06.

‘Total Debt to Total Capitalization Percentage’ means, as of any day, the ratio (expressed as a percentage) of (i) Total Debt as of such day to (ii) Total Capitalization as of such day.

‘UCC’ means the Uniform Commercial Code as in effect in the applicable state or jurisdiction.

(M) Section 2.02(a) of the Credit Agreement is hereby amended by (i) amending and restating the first sentence thereof to read as follows:

“Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable delivery to the Administrative Agent of a written Loan Notice, completed and signed by a Senior Officer of the Borrower.”

, (ii) deleting the third sentence thereof in its entirety and (iii) by deleting the parenthetical “(whether telephonic or written)” appearing in the fourteenth line thereof.

(N) Section 2.04 of the Credit Agreement is hereby amended by (i) adding “(a)” at the beginning thereof before the words “The Borrower” in the first line and (ii) adding the following new clauses (b) through (f) at the end thereof which read as follows:

“(b) Upon the closing of the sale or other disposition by PMI Insurance (in one or more transactions) of more than 50% (but less than all) of the Capital Stock of PMI Australia, the Aggregate Commitment shall be permanently and irrevocably reduced by $25,000,0000 (such reduction to be applied to the Commitments of the Lenders in accordance with their Pro Rata Shares). If, after giving effect to any such reduction, the Principal Debt would exceed the Aggregate Commitment, the Borrower shall, on the date of such reduction, prepay the Principal Debt in an amount equal to such excess.

(c) Upon the closing of the sale or other disposition by PMI Insurance (in one or more transactions) of all of the Capital Stock of PMI Australia, the Aggregate Commitment shall be permanently and irrevocably reduced (i) if the Aggregate Commitment has already been reduced pursuant to Section 2.04(b), by $25,000,000 or (ii) if the Aggregate Commitment has not been reduced pursuant to Section 2.04(b), by $50,000,000 (such reduction to be applied to the Commitments of the Lenders in accordance with their Pro Rata Shares). If, after giving effect to any such reduction, the Principal Debt would exceed the Aggregate Commitment, the Borrower shall, on the date of such reduction, prepay the Principal Debt in an amount equal to such excess.

(d) Upon the closing of the sale or other disposition (in one or more transactions) of all of the Capital Stock of PMI Guaranty Co., CMG Company or PMI Europe, in each case, the Aggregate Commitments shall be permanently and irrevocably reduced in connection with the sale of each such entity by $50,000,000 (such reduction to be applied to the Commitments of the Lenders in accordance with their Pro Rata Shares). If, after giving effect to any such reduction, the Principal Debt would exceed the Aggregate Commitment, the Borrower shall, on the date of such reduction, prepay the Principal Debt in an amount equal to such excess.

(e) Upon the receipt of any Net Debt Proceeds or Net Equity Proceeds (without duplication), the Aggregate Commitments shall be permanently and irrevocably reduced by (x) 50% of the amount of such Net Debt Proceeds or Net Equity Proceeds, as applicable, if the Aggregate Commitments are, immediately prior to such receipt in an amount greater than $200,000,000 or (y) 33% of the amount of such Net Debt Proceeds or Net Equity Proceeds, as applicable, if the Aggregate Commitments are, immediately prior to such receipt, in an amount greater than $150,000,000 and less than or equal to $200,000,000; provided, that, in each case, each reduction of the Aggregate Commitments shall be applied to the Commitments of the Lenders in accordance with their Pro Rata Shares. If, after giving effect to such reduction, the Principal Debt would exceed the Aggregate Commitment, the Borrower shall, on the date of such reduction, prepay the Principal Debt in an amount equal to such excess.

(f) The maximum aggregate amount by which the Aggregate Commitments are required to be reduced pursuant to the foregoing clauses (b), (c), (d) and (e) shall be $150,000,000.”

(O) Section 2.06(b) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“In addition, if any Event of Default (other than an Event of Default resulting solely from the failure of the Borrower to pay any amount when due under any Loan Document) has occurred and is continuing and the Required Lenders in their sole discretion so elect, then, while any such Event of Default is continuing, all Obligations shall bear interest at a fluctuating interest rate per annum equal to the Default Rate to the fullest extent permitted by applicable Laws.”

(P) Section 2.11 of the Credit Agreement is hereby amended by deleting the words “in Subsection 2.12 or” appearing in the first line thereof.

(Q) Article II of the Credit Agreement is hereby amended by deleting Section 2.12 in its entirety and inserting the words “Intentionally omitted.” in lieu thereof.

(R) Section 2.13 of the Credit Agreement is hereby amended by adding the words “for Eurodollar Rate Loans” after the words “Applicable Margin” in each place such words appear therein.

(S) Section 4.02(a) of the Credit Agreement is hereby amended by adding the words “appropriately completed and signed by a Senior Officer of the Borrower” at the end thereof before the period.

(T) Section 4.02(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“The representations and warranties of the Borrower contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or L/C Credit Extension, except (i) the representation and warranty set forth in Section 5.05(b) of this Agreement, (ii) in the case of the representation and warranty set forth in Section 5.06 of this Agreement, to the extent such representation and warranty would not be true and correct solely as result of any action, suit, proceeding, claim or dispute (A) brought by a shareholder of the Borrower (either in its capacity as a shareholder or as part of a class or derivative action) against the Borrower, (B) brought against the Borrower with respect to its 401(k) plan or (C) brought against one or more FGIC Companies, the Borrower in its capacity as a shareholder of, or related to its shareholdings in, FGIC Corporation or any of the officers and directors of one or more FGIC Companies, so long as, in the case of each of clauses (A), (B) and (C), there are no judgments or settlements against the Borrower or any of its Subsidiaries that, individually or in the aggregate, exceed or would exceed the Threshold Amount under Section 8.01(g) of this Agreement or would constitute an Event of Default under Section 8.01(h) of this Agreement and (iii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.”

(U) Section 4.02 of the Credit Agreement is hereby amended by adding the following new clauses at the end thereof:

“(d) PMI Insurance shall, on and as of the date of such Borrowing or L/C Credit Extension, be a GSE Authorized mortgage insurer. For purposes of this Section 4.02(d) only, GSE Authorized shall mean that (i) PMI Insurance meets eligibility requirements for mortgage insurers established by Fannie Mae and Freddie Mac as in effect from time to time and (ii) there do not exist any limitations that were not in effect on the Amendment No. 1 Effective Date with respect to the eligibility of mortgages insured by PMI Insurance for purchase by Fannie Mae and Freddie Mac that would adversely affect (except in a manner that is insubstantial) the ability of PMI Insurance to conduct its business as conducted on the Amendment No. 1 Effective Date.

(e) The Shared Collateral Delivery Date shall have occurred.

(f) The Borrower shall have delivered to the Administrative Agent for distribution to each Lender written calculations setting forth in reasonable detail compliance with each of the financial covenants set forth in Section 7.06 of this Agreement as of the close of the most recently completed fiscal quarter of the Borrower for which financial statements are required to be delivered in accordance with Section 6.01 of this Agreement. Nothing in this Section 4.02(f) or in the calculations of such financial covenants, including the calculations required to be made in the Loan Notice, shall be construed to modify or limit the condition required to be satisfied as set forth in Section 4.02(c) of this Agreement or the representation required to be made in the Loan Notice, in each case that, without qualification, no Default exists.”

(V) Section 6.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (c) thereof, (ii) deleting the “.” at the end of clause (d) thereof and inserting “;” in lieu thereof and (iii) adding the following new clauses at the end thereof:

“(e) not more than fifteen (15) days following the filing of each 10-Q and 10-K by the Borrower with the SEC, deliver to the Administrative Agent for distribution to each Lender consolidated balance sheet projections and consolidated income statements projections for the Borrower and its consolidated Subsidiaries (each set of projections, together with the Initial Forecasts, being collectively referred to as the “Forecasts”) (i) as of the end of and for such fiscal quarter and for each fiscal quarter ending thereafter through the end of each such fiscal year of the Borrower and (ii) on an annual basis for the next fiscal year of the Borrower (including in reasonable detail, the rationale and assumptions used in determining such projected consolidated financial statements), certified by a Senior Officer of the Borrower as having been prepared in accordance with GAAP consistently applied and in good faith based on assumptions that the Borrower believes to be reasonable as of the date of such projected consolidated financial statements; provided, that upon the occurrence and during the continuance of an Event of Default, such projected consolidated financial statements shall be required to be delivered at such more frequent intervals as requested by the Administrative Agent (but in no event more frequently than monthly);

(f) not more than fifteen (15) days following the filing of each 10-Q and 10-K by the Borrower with the SEC, deliver to the Administrative Agent for distribution to each Lender a monitoring report for the most recently completed fiscal quarter of the Borrower in the form attached as Exhibit F hereto; and

(g) in the case of (i) the Forecasts delivered pursuant to Section 6.01(e)(i) for each of the 2008 and 2009 fiscal years of the Borrower, such Forecasts shall include, in comparative form, the figures derived from the most recent audited annual financial statements delivered pursuant to Section 6.01(a) and (ii) the Forecasts delivered pursuant to Section 6.01(e)(ii) for each fiscal quarter ending during the 2008 and 2009 fiscal years of the Borrower, such Forecasts shall include, in comparative form, the figures derived from the most recent quarterly financial statements delivered pursuant to Section 6.01(b), in each case certified by a Senior Officer of the Borrower.”

(W) Section 6.03 of the Credit Agreement is hereby amended by (i) adding the parenthetical “(but in any event no later than 3 days after the occurrence of any of the following)” immediately after the word “Promptly” appearing in the first line thereof (ii) deleting the word “and” appearing at the end of clause (b) thereof, (iii) deleting the “.” appearing at the end of clause (c) thereof and inserting “;” in lieu thereof and (iv) adding the following new clauses at the end thereof which read as follows:

“(d) of any change to the Derivatives Use Plan; and

(e) of the occurrence of any Material Insurance Subsidiary becoming subject to any directive or agreement with the state regulator having primary jurisdiction over such Material Insurance Subsidiary (the “Primary Regulator”) requiring such Material Insurance Subsidiary to (i) provide more extensive reporting than that required as of the Amendment No. 1 Effective Date, (ii) make its books and records, premises and employees generally available to an observer or similar representative appointed by such Material Insurance Subsidiary’s Primary Regulator (in each case other than in connection with routine examinations and routine requests for information) or (iii) restrict the manner in which such Material Insurance Subsidiary conducts its business as of the Amendment No. 1 Effective Date, in each case other than routine directives applicable to such Material Insurance Subsidiary and similarly regulated entities.”

(X) Section 7.01 of the Credit Agreement is hereby amended by (i) adding the parenthetical “(collectively, the ‘Permitted Liens’)” immediately following the word “following” appearing in the third line thereof, (ii) deleting the word “and” appearing at the end of clause (m) thereof, (iii) deleting the amount “$100,000,000” appearing in clause (n) thereof and inserting the amount “$5,000,000” in lieu thereof, (iv) deleting the “.” appearing at the end of clause (n) thereof and inserting “;” in lieu thereof and (v) adding the following new clauses at the end thereof which read as follows:

“(o) Liens securing the Obligations; and

(p) Liens granted by the Borrower on the Capital Stock of PMI Insurance securing its obligations under the Senior Notes (to the extent required under the Senior Notes

Indenture); provided, that such Liens (i) do not have a greater priority than the Liens on such Capital Stock securing the Obligations and (ii) are subject to the terms and conditions of the Collateral Agency Agreement and the Shared Collateral Pledge Agreement.”

(Y) Section 7.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.03 Asset Dispositions. Except as otherwise permitted by Section 7.02, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to any of its assets (including accounts receivable and capital stock of any of its Material Subsidiaries), or enter into a reinsurance contract that has the effect of selling, transferring or contributing all or substantially all of the rights or benefits under its insurance policies, to any Person who is not a wholly-owned Subsidiary (any of the foregoing, an “Asset Disposition”); provided, that the Borrower and its Material Subsidiaries may consummate Asset Dispositions (other than Assets Dispositions of Collateral) (a) in the ordinary course of their business in an aggregate amount not to exceed $10,000,000 over the term of this Agreement, (b) of FGIC Company and Ram Re Company, (c) of Investments permitted pursuant to Section 7.07 in the ordinary course of their business or (d) other than with respect to a disposition of FGIC Company or Ram Re Company, to the extent such Asset Disposition satisfies each of the following conditions: (A) the purchase price shall be payable by the purchaser at the time of consummation of such Asset Disposition and such purchase price shall not be less than the fair market value (as determined in good faith by the Board of Directors of the Borrower) of the assets subject to such Asset Disposition, (B) at least 80% of the aggregate consideration payable by the purchaser in respect such Asset Disposition shall be in cash and (C) the terms of such Asset Disposition shall otherwise be arms-length in all respects; provided, further, however, that the Borrower and its Material Subsidiaries shall not consummate any Asset Disposition under this clause (d) prior to the Shared Collateral Delivery Date. For the avoidance of doubt, this Section 7.03 shall not be applicable to an ISDA credit support annex (or similar document) entered into as credit support for any Swap Contract permitted under the terms of this Agreement.”

(Z) Section 7.06(a) of the Credit Agreement is hereby amended by deleting the amount “$2,186,551,975” appearing therein and inserting the amount “$1,505,000,000” in lieu thereof.

(AA) Section 7.06(b) of the Credit Agreement is hereby amended by deleting the number “23.0” appearing therein and inserting the number “20.0” in lieu thereof.

(BB) Section 7.06 of the Credit Agreement is hereby amended by adding (i) a new clause (c) at the end thereof which reads as follows:

“(c) Maximum Total Debt to Total Capitalization Percentage. Permit at any time the Total Debt to Total Capitalization Percentage to be greater than 35%.”

and (ii) adding the following new paragraph at the end thereof which reads as follows:

“For purposes of calculating Total Debt and Total Capitalization as of any date, the issuance of Hybrid Securities will be accorded the same capital treatment as given to such Hybrid Securities by S&P on such date; provided, however, that the maximum amount of

Hybrid Securities which may be excluded from Total Debt shall not exceed 15% of Total Capitalization.”

(CC) Article VII of the Credit Agreement is hereby amended by adding the following new sections at the end thereof:

“7.07 Investments, Loans, Advances, Guarantees and Acquisitions. Purchase, hold or acquire any Capital Stock in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment in, any other Person, or provide other credit support for any Person or purchase or otherwise acquire (in one transaction or a series of transactions) all or a substantial part of the assets of any Person or all or substantially all of the assets of any Person comprising a division or business unit of such Person (each of the foregoing, an “Investment” and collectively, “Investments”), except:

(a) Permitted Investments;

(b) Investments existing on the Amendment No. 1 Effective Date (the “Existing Investments”), and any Investments received in connection with any recapitalization, merger, dividend or other similar transaction with respect to any Existing Investment;

(c) Investments (i) by the Borrower, or any Material Subsidiary in (A) PMI Insurance or any of its subsidiaries and, following the Additional Collateral Delivery Date, each of the Additional Pledged Entities, and (B) any of the Borrower’s other Subsidiaries (other than FGIC Company, Ram Re Company or PMI Guaranty Co.) in an aggregate amount not to exceed, without duplication (x) $5,000,000 in any fiscal year prior to the Additional Collateral Delivery Date and (y) $10,000,000 over the remaining term of this Agreement on and after the Additional Collateral Delivery Date and (ii) by any Material Subsidiary in the Borrower;

(d) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and other disputes with, customers and suppliers, in each case in the ordinary course of business;

(e) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business, in each case in the ordinary course of business;

(f) Investments and reinvestments in portfolio securities in the ordinary course of business;

(g) sales or other transfers of portfolio assets among the Borrower and its Subsidiaries in the ordinary course of business;

(h) Investments consisting of non-cash consideration received in connection with an Asset Disposition permitted under Section 7.03;

(i) other Investments by the Borrower or any of its Material Subsidiaries not otherwise permitted herein in an aggregate amount for the Borrower and its Material Subsidiaries not to exceed $5,000,000 in the aggregate on any date;

(j) Investments under Swap Contracts permitted pursuant to Section 7.09;

(k) receivables owing to the Borrower or any of its Material Subsidiaries in connection with deferred premium obligations or endorsements for collection or deposit, in each case created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

(l) Investments consisting of non-cash consideration received in connection with an Asset Disposition permitted under Section 7.03;

(m) Investments consisting of, or made pursuant to, capital support or other similar keep-well agreements, or Guarantees thereof, Guarantees by the Borrower or any Material Subsidiary that constitute insurance contracts, or Guarantees of insurance products written by, or the performance of, any Insurance Subsidiary of the Borrower, in each case in the ordinary course of business consistent with business practices in effect on the Amendment No. 1 Effective Date of the Borrower and its Material Subsidiaries taken as a whole;

(n) Investments by a Material Insurance Subsidiary in all cases of the types and in the amounts (i) that constitute “Admitted Assets” (or the substantive equivalent thereof under the laws of the relevant jurisdiction) as determined by such Material Insurance Subsidiary’s Primary Regulator and (ii) in the case of jurisdictions outside the United States, assets that are permissible investments for such Material Insurance Subsidiary pursuant to the regulatory regime administered by the Primary Regulator; and

(o) Investments constituting Permitted Acquisitions.

7.08 Restricted Payments. Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (a) any Material Subsidiary of the Borrower may declare and pay dividends or otherwise make any Restricted Payment to the Borrower and ratably to any other holders of such Material Subsidiary’s Capital Stock, (b) so long as no Default or Event of Default has occurred and is continuing, the Borrower may declare and pay dividends to the holders of its common Capital Stock in an amount not to exceed $0.05 per share of such common Capital Stock in each fiscal year of the Borrower, excluding dividends declared and paid prior to the Amendment No. 1 Effective Date; provided, that the aggregate amount of dividends paid with respect to such common Capital Stock shall not exceed $10,000,000 in any fiscal year of the Borrower, (c) the Borrower may declare and pay dividends to the holders of its Hybrid Securities and of any preferred stock, whether or not classified as a Hybrid Security if, at the time of and after giving effect to such dividend, no Event of Default under Section 8.01(a), (f) or (m) shall have occurred and be continuing, (d) so long as no Default or Event of Default has occurred and is continuing, the Borrower and any of its Material Subsidiaries may (i) repurchase Capital Stock from officers, directors, managers, or employees of, or consultants to, the Borrower or any of its Subsidiaries upon the termination of employment of such officers, directors, managers, employees or consultants in an aggregate amount not to exceed $500,000 in any fiscal year of the Borrower and (ii) make cash payments in lieu of fractional shares in connection with the exercise of warrants, options or other securities convertible into Capital Stock, in an aggregate amount not to exceed $200,000 in any fiscal year of the Borrower and (e) the Borrower may make non-cash repurchases by the Borrower of Capital Stock deemed to occur upon exercise of stock options or warrants.

7.09 Swap Contracts. Enter into or become liable under any Swap Contracts, other than those entered into in the ordinary course of business, not for speculative purposes and consistent with past practice and the Derivatives Use Plan.”

(DD) Section 8.01(a) of the Credit Agreement is hereby amended by (i) deleting the words “four Business Days” appearing in clause (ii) thereof and inserting the words “three Business Days” in lieu thereof and (ii) amending and restating clause (iii) thereof to read as follows:

“(iii) within three Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or”

(EE) Section 8.01(b) of the Credit Agreement is hereby amended by (i) adding “Section 6.03, or” immediately prior to “Sections 7.01, 7.02, 7.03 or 7.04” appearing in clause (ii) thereof and (ii) deleting the words “25 days” appearing therein and inserting the words “15 days” in lieu thereof.

(FF) Section 8.01(c) of the Credit Agreement is hereby amended by deleting the words “30 days” appearing therein and inserting the words “20 days” in lieu thereof.

(GG) Section 8.01(d) of the Credit Agreement is hereby amended by (i) deleting the words “30 days” appearing therein and inserting the words “15 days” in lieu thereof and (ii) deleting the words “written notice of such incorrectness shall have been given to the Borrower by the Administrative Agent or any Lender” and inserting the word “made” in lieu thereof.

(HH) Section 8.01(e) of the Credit Agreement is hereby amended by (i) re-titling the name of such section to read “Cross-Default”, (ii) moving the “(A)” after “The Borrower or any Material Subsidiary” to before “The Borrower or any Material Subsidiary” and (iii) amending and restating subclause (B) thereof to read as follows:

“(B) any other event of default, however characterized, has occurred and is continuing with respect to any other agreement or condition or covenant relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating to any such Indebtedness having an aggregate principal amount of more than the Threshold Amount, if the effect of such event of default is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness having an aggregate principal amount of more than the Threshold Amount to be accelerated prior to its stated maturity; or”

(II) Section 8.01(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Insolvency Proceedings, Etc. The Borrower or any Material Subsidiary (i) is dissolved, (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors, (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any Debtor Relief Law, or a petition is presented for its winding-up or liquidation (including, without limitation, in the case of a Material Insurance Subsidiary, any application by its Primary Regulator for an order directing its rehabilitation, liquidation, dissolution of its corporate existence or similar action), and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in the judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or dissolution or (B) is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof; (v) has a resolution passed for its winding-up, official management or liquidation, (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or similar official for it or for all or substantially all its assets, (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied or enforced against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 60 days thereafter, or (viii) causes or is subject to any event with respect to which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) through (vii) (inclusive); or”

(JJ) Section 8.01(g) of the Credit Agreement is hereby amended by the following parenthetical immediately following the word “creditor” appearing in the first line thereof:

“(including, without limitation, (i) any shareholder of the Borrower, (ii) any Person who has brought any action, suit, proceeding, claim or dispute against the Borrower with respect to its 401(k) plan or (iii) any Person who has brought any action, suit, proceeding, claim or dispute against one or more FGIC Companies, the Borrower in its capacity as a shareholder of, or related to its shareholdings in, FGIC Corporation or any of the officers and directors of one or more FGIC Companies)”

(KK) Section 8.01 of the Credit Agreement is hereby amended by (i) deleting the “.” at the end of clause (k) thereof and inserting “;” in lieu thereof and (ii) adding the following new clauses at the end thereof which read as follows:

“(l)	Collateral. Any Lien purported to be created under any Security Document shall fail or cease to be, or shall be asserted by the Borrower or any of its Subsidiaries not to be, a valid and perfected Lien on any portion of Collateral, with the priority required by the applicable Security Document; or

(m)

Material Insurance Subsidiary. Any Material Insurance Subsidiary or its assets becomes subject to a consent order, corrective order or similar document or agreement issued in writing by its Primary Regulator which (i) cites or otherwise references such Material Insurance Subsidiary’s failure to meet minimum levels of statutory capital or surplus, (ii) prohibits such Material Insurance Subsidiary from writing or underwriting further business or (iii) otherwise prohibits or materially restricts any of the core business activities of such Material Insurance Subsidiary (including but not limited to mortgage insurance and reinsurance businesses), and which, in the case of clause (iii), could reasonably be expected to have a Material Adverse Effect, and such consent order, corrective order or similar document or agreement remains in effect and is unsatisfied or uncorrected for: (i) in the case of any Material Insurance Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia, more than 2 Business Days or such longer period as may be specified, if any, in the relevant order or agreement; (ii) in the case of any Material Insurance Subsidiary that is a Foreign Subsidiary (other than PMI Australia), more than 7 days or such longer period as may be specified, if any, in the relevant order or agreement; or (iii) in the case of PMI Australia, (a) solely with respect to any consent order, corrective order or similar document or agreement which cites or references its failure to meet minimum levels of statutory capital or surplus, 90 days from the date of such consent order, corrective order or similar document or agreement or (b) with respect to any other consent order, corrective order or similar document or agreement, 7 days from the date of such consent order, corrective order or similar document or agreement or such longer period as may be specified, if any, in the relevant order or agreement; or

(n)	Suspension, Disqualification or Termination of Status. PMI Insurance shall have received a notice from Freddie Mac or Fannie Mae that it has been (i) suspended as an approved mortgage insurer and shall have failed to cure such suspension within 30 days of receipt of such notice or (ii) “disqualified” as an approved mortgage insurer by Freddie Mac or “terminated” as an approved mortgage insurer by Fannie Mae; or

(o)	Maintenance of Ratings. PMI Insurance shall fail to maintain a financial strength rating of at least Baa from Moody’s and shall fail to maintain a financial strength rating of at least BBB from S&P. For the avoidance of doubt, it shall not be an Event of Default if PMI Insurance maintains a financial strength rating of at least Baa from Moody’s or a financial strength rating of at least BBB from S&P.”

(LL) Section 8.02 of the Credit Agreement is hereby amended by adding the following new sentence at the end thereof:

“The provisions of this Section 8.02 are in addition to, and shall not supersede or diminish, the rights and remedies of the Administrative Agent and/or the Required Lenders with respect to the Collateral. All such rights and remedies with respect to the Collateral shall be set forth in the applicable Security Documents, and shall be exercisable by or at the direction of the Administrative Agent, in its sole discretion, or at the request of the Required Lenders, as provided in such Security Documents.”

(MM) Section 8.03 of the Credit Agreement is hereby amended by (i) adding the words “Bank Products,” immediately before the word “principal” appearing in the parenthetical in the second line of clause “Second” thereof, (ii) deleting the word “and” appearing at the end of clause “Fifth” thereof and (iii) adding a new clause “Sixth” immediately after clause “Fifth” thereof which reads as follows:

“Sixth, to the payment of any fees, indemnities or expense reimbursements then due to any Lender or any Affiliate of any Lender relating to Bank Products; and”

(NN) Section 10.01 of the Credit Agreement is hereby amended by (i) deleting the words “except as contemplated by Section 2.12,” appearing in clause (b) thereof, (ii) deleting the word “or” appearing at the end of clause (e) thereof, (iii) adding the word “or” at the end of clause (f) thereof after the “;” and (iv) adding the following new clause (g) at the end thereof:

“(g) release all or substantially all of the Collateral except as expressly provided in this Agreement or the other Loan Documents;”

(OO) Section 10.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

10.04 Attorney Costs and Expenses. The Borrower agrees (a) to pay the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses associated with the preparation, due diligence, syndication, administration and closing of all loan documentation, including, without limitation, the reasonable legal fees of counsel to the Administrative Agent, and (b) to pay the L/C Issuer for all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder. The Borrower also agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including without limitation the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with (i) any amendment, modification, waiver, consent, workout, restructuring or negotiations related to the Loan Documents, the Loans made or the Letters of Credit issued hereunder and (ii) the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, in the case of each of clauses (i) and (ii), whether or not a Default or Event of Default has occurred or is continuing. All amounts due under this Section 10.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitment and repayment of all other Obligations.

(PP) Article X of the Credit Agreement is hereby amended by adding the following new Sections at the end thereof:

10.21 WAIVER WITH RESPECT TO DAMAGES. THE BORROWER ACKNOWLEDGES THAT NONE OF THE ADMINISTRATIVE AGENT, THE L/C ISSUER, THE LENDERS OR ANY AFFILIATE OF ANY LENDER HAS ANY FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, THE BORROWER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE RELATIONSHIP BETWEEN THE ADMINISTRATIVE AGENT, THE L/C ISSUER, THE LENDERS AND ANY AFFILIATE OF ANY LENDER, ON THE ONE HAND, AND THE BORROWER, ON THE OTHER HAND, IN CONNECTION THEREWITH IS SOLELY THAT OF CREDITOR AND DEBTOR. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER SHALL NOT ASSERT, AND THE BORROWER HEREBY WAIVES, ANY CLAIMS AGAINST THE ADMINISTRATIVE AGENT, THE L/C ISSUER, ANY LENDER, ANY AFFILIATE OF ANY LENDER OR ANY OTHER INDEMNITEE ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY LOAN DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREOF.

10.22 Jointly Drafted. This Agreement and each of the other Loan Documents shall be deemed to have been jointly drafted, and no provisions of it shall be interpreted or construed for or against any party hereto because such party purportedly prepared or requested such provision, any other provision, or this Agreement or Loan Document as a whole.

10.23 Release of Collateral. So long as no Default or Event of Default has occurred and is continuing, at such time as (x) a Collateral Release Trigger has occurred and (y) the Borrower has delivered to the Administrative Agent a certificate executed by a Senior Officer of the Borrower certifying that such Collateral Release Trigger has occurred (together with a computation in reasonable detail evidencing such Collateral Release Trigger), (i) the Administrative Agent shall direct the Collateral Agent pursuant to the Collateral Agency Agreement to release the Liens granted by the Borrower in favor of the Collateral Agent under the Shared Collateral Pledge Agreement and (ii) the Liens, if any, granted by the Borrower in favor of the Administrative Agent under the Bank Facility Pledge Agreement shall be automatically released without delivery of any instrument or performance of any act by any party.”

(QQ) Schedule 2.01 to the Credit Agreement (Commitments and Pro Rata Shares) is hereby amended in its entirety by replacing it with Schedule 2.01 (Revised) attached hereto.

(RR) Exhibit A to the Credit Agreement (Loan Notice) is hereby amended in its entirety by replacing it with Exhibit A (Revised) attached hereto.

(SS) Exhibit C to the Credit Agreement (Compliance Certificate) is hereby amended in its entirety by replacing it with Exhibit C (Revised) attached hereto.

(TT) The Credit Agreement is hereby amended by adding Exhibit F (Form of Monitoring Report) and Schedule 1.01C (Derivatives Use Plan) attached hereto.

SECTION 2. Representations and Warranties. The Borrower represents and warrants, as of the date hereof and as of the Amendment No. 1 Effective Date, to the Administrative Agent, the L/C Issuer and the Lenders that:

(A) the execution, delivery and performance by the Borrower of this Amendment, the Credit Agreement as modified by this Amendment and any other documents or instruments delivered pursuant to Section 5 hereof (i) have been duly authorized by all requisite corporate action on the part of the Borrower; and (ii) will not violate (x) any provision of any statute, rule or regulation, or any Organizational Document of the Borrower, (y) any applicable order of any court or any rule, regulation or order of any other agency of government, or (z) any indenture, agreement or other instrument to which Borrower is a party or by which the Borrower or any of its property is bound, or be in conflict with, result in a breach of, constitute (with notice or lapse of time or both) a default under, or create any right to terminate, any such indenture, agreement, or other instrument;

(B) upon the occurrence of the Amendment No. 1 Effective Date, this Amendment and each other agreement delivered pursuant to Section 5 hereof will constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);

(C)

(w) excluding consideration of Section 7.06(a) of the Credit Agreement, no Default or Event of Default has occurred or is continuing under the Credit Agreement prior to giving effect to this Amendment;

(x) no Default or Event of Default has occurred or is continuing with respect to Section 7.06(a) of the Credit Agreement, as of December 31, 2007, prior to giving effect to this Amendment;

(y) to the best of the Borrower’s knowledge, after reasonable inquiry by Senior Officers of the Borrower, at all times since December 31, 2007, no Default or Event of Default in respect of Section 7.06(a) has occurred or is continuing under the Credit Agreement prior to giving effect to this Amendment; and

(z) nothing has come to the attention of the Borrower to cause it to believe that any Default or Event of Default in respect of Section 7.06(a) of the Credit Agreement has, since December 31, 2007, occurred or is continuing prior to giving effect to this Amendment;

(D) the Borrower has obtained all consents and waivers from any Persons necessary for the execution, delivery and performance of this Amendment and any other document or transaction contemplated hereby, including all consents and waivers necessary from PMI Insurance’s Primary Regulator in connection with the grant of the pledge by the Borrower of the Capital Stock of PMI Insurance;

(E) after giving effect to this Amendment, all representations and warranties set forth in the Credit Agreement (except for the representations and warranties set forth in (i) Section 5.05(b) of the Credit Agreement and (ii) Section 5.06 of the Credit Agreement to the extent that such representations and warranties would not be required to be true and correct under Section 4.02(b) of the Credit Agreement, as amended hereby) and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof, unless such representation is as of a specific date, in which case, as of such date; and

(F) the consolidated balance sheet projections and consolidated income statements projections for the Borrower and its consolidated Subsidiaries attached as Exhibit A (the “Initial Forecasts”) have been prepared in accordance with GAAP consistently applied and in good faith based on assumptions that are reasonable as of the date of the Initial Forecasts and the Amendment No. 1 Effective Date.

SECTION 3. Authorization, Acknowledgements and Agreements of the Lenders.

(A) The Lenders hereby authorize the Administrative Agent to (i) enter into each of the Security Documents in the form consented to by the Administrative Agent and the Required Lenders and (ii) release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (or to direct the Collateral Agent to release any Liens granted to the Collateral Agent under the Shared Collateral Pledge Agreement) (A) upon termination or expiration of the Commitments and payment in full of all Obligations and the expiration or termination of all Letters of Credit (other than Letters of Credit which have been collateralized in a manner acceptable to the Administrative Agent), or (B) upon the occurrence of a Collateral Release Trigger and delivery by the Borrower to the Administrative Agent of the certificate contemplated in Section 10.23 of the Credit Agreement and (iii) subject to Section 10.01 of the Credit Agreement, if approved, authorized or ratified in writing by the Required Lenders.

(B) The Lenders hereby acknowledge and agree (i) to be bound by the terms and provisions of the Security Documents in the form approved by the Administrative Agent and the Required Lenders and (ii) that any costs, expenses, liabilities or other obligations incurred by the Administrative Agent pursuant to, or in connection with, the Security Documents shall be subject to reimbursement and indemnification by the Lenders in accordance with Section 9.07 of the Credit Agreement.

SECTION 4. Fees.

(A) Amendment Fee. The Borrower hereby agrees to pay to the Administrative Agent, for the ratable benefit of each Lender which shall have executed and delivered a counterpart of this Amendment to the Administrative Agent (each such Lender, a “Consenting Lender”), by wire transfer of immediately available funds, an irrevocable and non-refundable fee in an amount equal to 0.875% of each such Consenting Lender’s Commitment (the “Amendment Fee”), which Amendment Fee shall be fully earned, due and payable on the Amendment No. 1 Effective Date.

(B) Additional Fees. The Borrower hereby agrees that if at any time during any fiscal quarter of the Borrower, beginning with the fiscal quarter ending March 31, 2009, the Principal Debt then unpaid and outstanding exceeds 50% of the Aggregate Commitment then in effect, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, by wire transfer of immediately available funds, an irrevocable and non-refundable fee in an amount equal to the amount set forth in the chart below opposite such fiscal quarter, which fee shall be fully earned, due and payable on the last Business Day of such fiscal quarter:

Fiscal Quarter Ending	Fee
March 31, 2009, June 30, 2009, September 30, 2009 and December 31, 2009	0.50% of each Lender’s Commitment

March 31, 2010 and each fiscal quarter thereafter	0.75% of each Lender’s Commitment

SECTION 5. Effective Date. This Amendment shall not become effective until the date on which all of the following conditions precedent shall have been satisfied, or waived in writing (such date being referred to herein as the “Amendment No. 1 Effective Date”):

(A) The Administrative Agent shall have received fully executed counterparts of this Amendment executed by (i) the Borrower, (ii) the Administrative Agent and (iii) the Required Lenders.

(B) The Administrative Agent and its counsel shall have received such approvals, information, materials and documentation as the Administrative Agent or its counsel may reasonably request, which approvals, information, materials and documentation shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

(C) The Administrative Agent, for the sole account of Banc of America Securities LLC, shall have received, in form and substance satisfactory to the Administrative Agent and Banc of America Securities LLC, a fully executed fee letter, dated on or before the date hereof (the “Fee Letter”), among the Administrative Agent, Banc of America Securities LLC and the Borrower and the Administrative Agent shall have received payment of all fees payable thereunder.

(D) the Administrative Agent shall have received a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, that is required to be delivered pursuant to

Section 6.02(a) of the Credit Agreement (notwithstanding the fact that the Borrower’s Form 10-K for the 2007 fiscal year has not yet been filed), which Compliance Certificate shall state that the Borrower’s Form 10-K for the 2007 fiscal year will be deemed to be timely filed.

(E) The Administrative Agent shall have received the Amendment Fee.

(F) All reasonable and documented fees and other charges presently due and payable to the Administrative Agent or any Lender pursuant to any Loan Document shall have been paid by the Borrower.

(G) All reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and each Lender in connection with the Credit Agreement, this Amendment, any other Loan Document or the transactions contemplated by any of the foregoing (including, without limitation, the reasonable fees and disbursements of Kaye Scholer LLP and any other counsel to the Administrative Agent or any Lender) shall have been paid by the Borrower.

(H) All representations and warranties contained in Section 2 of this Amendment shall be true.

SECTION 6. Additional Agreements and Acknowledgements. The Administrative Agent and the Lenders have requested that the Borrower deliver the Shared Collateral Items. Each party hereto acknowledges and agrees that (a) no agreements in principle or otherwise with respect to the Shared Collateral Items exist as of the date hereof and that the material terms of the Shared Collateral Items remain yet to be negotiated and agreed upon and (b) the parties to the Shared Collateral Items owe no duty to one another to reach agreement with respect to the Shared Collateral Items or in regard to negotiations respecting the Shared Collateral Items; provided that, with respect to the foregoing clause (b), the Borrower and each Consenting Lender hereby agree to negotiate in good faith, for a period not to exceed forty-five (45) days after the Amendment No. 1 Effective Date, to seek to reach agreement regarding the terms, provisions and conditions of the Shared Collateral Items. The Borrower further acknowledges and agrees that it shall not make any Borrowings or request the issuance of any Letters of Credit (excluding renewals or extensions of existing Letters of Credit) unless and until the Shared Collateral Delivery Date has occurred, regardless of the reason that the Shared Collateral Delivery Date has not occurred, including but not limited to the failure of the parties or any other participants with respect to the Shared Collateral Items to reach agreement for any reason whatsoever (including but not limited to actual or alleged violations of the agreement appearing in the proviso to the first sentence of this Section 6 by the Borrower and each Consenting Lender to negotiate in good faith) regarding the terms, provisions, and conditions of any of the Shared Collateral Items.

SECTION 7. CONFIRMATION AND ACKNOWLEDGEMENT OF THE OBLIGATIONS; RELEASE. THE BORROWER HEREBY (A) CONFIRMS AND ACKNOWLEDGES TO THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS THAT IT IS VALIDLY AND JUSTLY INDEBTED TO THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS FOR THE PAYMENT OF ALL OBLIGATIONS (AS DEFINED IN THE CREDIT AGREEMENT) WITHOUT OFFSET, DEFENSE, CAUSE OF ACTION OR COUNTERCLAIM OF ANY KIND OR NATURE WHATSOEVER AND (B) REAFFIRMS AND ADMITS THE VALIDITY AND ENFORCEABILITY OF THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS. THE BORROWER, ON ITS OWN BEHALF AND ON BEHALF OF ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVES, RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS AND ALL OF THE AFFILIATES OF THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS,

AND ALL OF THE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, SUCCESSORS AND ASSIGNS OF THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS AND SUCH AFFILIATES, FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION (KNOWN AND UNKNOWN) ARISING OUT OF OR IN ANY WAY RELATING TO ANY OF THE LOAN DOCUMENTS AND ANY DOCUMENTS, AGREEMENTS, DEALINGS OR OTHER MATTERS CONNECTED WITH ANY OF THE LOAN DOCUMENTS, IN EACH CASE TO THE EXTENT ARISING (X) ON OR PRIOR TO THE AMENDMENT NO. 1 EFFECTIVE DATE OR (Y) OUT OF, OR RELATING TO, ACTIONS, DEALINGS OR MATTERS OCCURRING ON OR PRIOR TO THE AMENDMENT NO. 1 EFFECTIVE DATE.

SECTION 8. Costs and Expenses. The Borrower acknowledges and agrees that its payment obligations set forth in Section 10.04 of the Credit Agreement include the costs and expenses incurred by the Administrative Agent and each Lender in connection with the preparation, execution and delivery of this Amendment, the Security Documents and any other documentation contemplated hereby or thereby (whether or not this Amendment becomes effective or the transactions contemplated hereby are consummated and whether or not a Default or Event of Default has occurred or is continuing), including, but not limited to, (i) the reasonable fees and disbursements of Kaye Scholer LLP, counsel to the Administrative Agent and (ii) the reasonable fees and disbursements of any other counsel to the Administrative Agent or any Lender.

SECTION 9. Limited Waiver or Modification; Ratification of Credit Agreement.

(A) Except to the extent hereby expressly waived or modified, the Credit Agreement remains in full force and effect and is hereby ratified and confirmed.

(B) This Amendment shall be limited precisely as written and shall not be deemed (i) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Administrative Agent, the L/C Issuer or the Lenders or (ii) to prejudice any right or rights which the Administrative Agent, the L/C Issuer or the Lenders may now have or have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to in a Loan Document. The Administrative Agent, L/C Issuer and the Lenders hereby expressly reserve all of the Administrative Agent’s, the L/C Issuer’s or the Lenders’ (as applicable) respective rights and remedies under the Credit Agreement and each of the other Loan Documents, as well as under applicable law. No failure to exercise, delay in exercising or any singular or partial exercise, by the Administrative Agent, the L/C Issuer or any of the Lenders of any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof or in the case of a singular or partial exercise of a right, power or remedy, preclude any other or further exercise thereof of any other right, power or remedy, nor shall any of the Loan Documents be construed as a standstill or a forbearance by any of the Administrative Agent, the L/C Issuer or the Lenders of their rights and remedies thereunder. All remedies of the Administrative Agent, the L/C Issuer or the Lenders are cumulative and are not exclusive of any other remedies under any other Loan Document or provided by applicable law. Except to the extent hereby modified, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof and the Credit Agreement as heretofore amended or modified and as modified by this Amendment are hereby ratified and confirmed. As used in the Credit Agreement, the terms “Credit Agreement,” “this Agreement,” “herein,” “hereafter,” “hereto,” “hereof,” and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as modified by this Amendment. Reference to the terms “Agreement” or “Credit Agreement” appearing in the Exhibits or Schedules to the Credit Agreement or in the other Loan Documents shall, unless the context otherwise requires, mean the Credit Agreement as modified by this

Amendment. This Amendment shall be deemed to have been jointly drafted, and no provision of it shall be interpreted or construed for, or against, any party hereto because such party purportedly prepared or requested such provision, any other provision, or this Amendment as a whole.

SECTION 10. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment. The Administrative Agent shall promptly notify the Borrower of the occurrence of the Amendment No. 1 Effective Date, the Shared Collateral Delivery Date and the Additional Collateral Delivery Date.

SECTION 11. Loan Document. This Amendment is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.

SECTION 12. Severability. Any provision of this Amendment which is invalid, illegal or unenforceable under the applicable law of any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

SECTION 14. Successors and Assigns. The provisions of this Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

SECTION 15. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first above written.

BORROWER:

THE PMI GROUP, INC.

By:	/s/ Donald P. Lofe, Jr.
Name:	Donald P. Lofe, Jr.
Title:	EVP and CFO

[AMENDMENT NO. 1]

ADMINISTRATIVE AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent, Lender and L/C Issuer

By:	/s/ Shelly K. Harper
	Name:	Shelly K. Harper
	Title:	Senior Vice President

[AMENDMENT NO. 1]

CITIBANK, N.A.

By:	/s/ John S. Dowd
Name:	John S. Dowd
Title:	Managing Director

[AMENDMENT NO. 1]

SUN TRUST BANK, N.A.

By:	/s/ Henry H. Hagan
	Name:	Henry H. Hagan
	Title:	Managing Director

[AMENDMENT NO. 1]

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Helen F. Wessling
	Name:	Helen F. Wessling
	Title:	Managing Director

[AMENDMENT NO. 1]

WILLIAM STREET COMMITMENT CORPORATION (Recourse only to assets of William Street Commitment Corporation)

By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Assistant Vice President

[AMENDMENT NO. 1]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Lawrence Palumbo, Jr.
	Name:	Lawrence Palumbo, Jr.
	Title:	Vice President

[AMENDMENT NO. 1]

THE BANK OF NEW YORK

By:	/s/ Jeffrey R. Dickson
	Name:	Jeffrey R. Dickson
	Title:	Vice President

[AMENDMENT NO. 1]

Exhibit A

Initial Forecast

EXHIBIT A

FORM OF LOAN NOTICE

Date:                , 20

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit Agreement, dated as of October 24, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among The PMI Group, Inc., the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

The undersigned Borrower hereby requests (select one):

☐    A Borrowing             ☐    A conversion or continuation of Loans

1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of [Base Rate Loan or Eurodollar Rate Loan].

4.	For Eurodollar Rate Loans: with an Interest Period of months.

If a Borrowing is requested herein, the undersigned Senior Officer hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of receipt of the proceeds of the applicable Borrowing requested herein (both before and after giving effect to the applicable Borrowing):

(a)

the representations and warranties of the Borrower contained in this Agreement and in each of the other Loan Documents are true and correct in all material respects, except (i) the representation and warranty set forth in Section 5.05(b) of the Credit Agreement, (ii) in the case of the representation and warranty set forth in Section 5.06 of the Credit Agreement, to the extent such representation and warranty would not be true and correct solely as result of any action, suit, proceeding, claim or dispute (A) brought by a shareholder of the Borrower (in its capacity as a shareholder or as part of a class or derivative action) against the Borrower, (B) brought against the Borrower with respect to its 401(k) plan or (C) brought against one or more FGIC Companies, the Borrower in its capacity as a shareholder of, or related to its shareholdings in, FGIC Corporation or any of the officers and directors of one or more FGIC Companies, so long as, in the case of each of clauses (A), (B) and (C), there are no judgments or settlements against the Borrower or any of its Subsidiaries that, individually or in the aggregate, exceed or would exceed the Threshold Amount under Section 8.01(g) of the Credit

Agreement or would constitute an Event of Default under Section 8.01(h) of the Credit Agreement and (iii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

(b)	no Default exists;

(c)	PMI Insurance is a GSE Authorized mortgage insurer;

(d)	the Shared Collateral Delivery Date has occurred.; and

(e)	attached hereto as Annex 1 are written calculations setting forth in reasonable detail compliance with each of the financial covenants set forth in Section 7.06 of the Credit Agreement as of the close of the most recently completed fiscal quarter of the Borrower.

THE PMI GROUP, INC.

By:
Name:
Title:

Annex 1 to Form of Loan Notice

FINANCIAL COVENANT CALCULATIONS

I.	Section 7.06(a) – Adjusted Consolidated Net Worth
	Adjusted Consolidated Net Worth at Statement Date:	$
	Minimum Permitted:		$1,505,000,000
II.	Section 7.06(b) – Maximum Risk to Ratio of PMI Insurance
	A. Net Risk in Force	$
	B. Statutory Capital	$
C. Line II.A/Line II.B:
	Maximum permitted:		20.0 to 1.0
III.	Section 7.06(c) – Maximum Total Debt to Total Capitalization Percentage
	A. Total Debt	$
	B. Total Capitalization	$
C. Line III. A/Line III.B (expressed as a percentage):
	Maximum Permitted:		35%

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit Agreement, dated as of October 24, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among The PMI Group, Inc., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                             of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above Financial Statement Date, together with the report of an independent certified public accountant required by such section.] [The Borrower has filed a Form 10-K under the Exchange Act for the fiscal year of the Borrower ended as of the above Financial Statement Date, and such Form 10-K contains the year-end audited Financial Statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above Financial Statement Date.]

[Use following paragraph I for fiscal quarter-end financial statements]

1. [Attached 1. [Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above Financial Statement Date. Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.] [The Borrower has filed a Form 10-Q under the Exchange Act for the fiscal quarter of the Borrower ended as of the above Financial Statement Date required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above Financial Statement Date.]

2. The undersigned has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all of its Obligations under the Loan Documents, and [select one:]

[during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

-or-

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the above Financial Statement Date.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     , 20    .

THE PMI GROUP, INC.

By:
Name:
Title:

SCHEDULE 2

to the Compliance Certificate

For the Quarter/Year ended                      (“Statement Date”)

($ in 000’s)

I.	Section 7.06(a) – Adjusted Consolidated Net Worth.
	Adjusted Consolidated Net Worth at Statement Date:	$
	Minimum Permitted:		$1,505,000,000
II.	Section 7.06(b) – Maximum Risk to Ratio of PMI Insurance
	A. Net Risk in Force	$
	B. Statutory Capital	$
C. Line II.A/Line II.B:
	Maximum permitted:		20.0 to 1.0
III.	Section 7.06(c) – Maximum Total Debt to Total Capitalization Percentage.
	A. Total Debt, as calculated on Annex 1 attached hereto.	$
	B. Total Capitalization, as calculated on Annex 2 attached hereto.	$
C. Line III. A/Line III.B (expressed as a percentage):
	Maximum Permitted:		35%